UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Ibex Limited
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

Ibex Limited
Supplement to the Proxy Statement for the 2025 Annual Meeting of Stockholders
To the Shareholders of Ibex Limited:
This supplement provides updated information with respect to the Ibex Limited Proxy Statement filed with the U.S. Securities and Exchange Commission on October 28, 2025, and supplemented on November 24, 2025 and December 1, 2025 regarding the 2025 Annual Meeting of Shareholders to be held on Friday, December 5, 2025. Capitalized terms have the meanings provided in the Proxy Statement. Please read this supplement in conjunction with the Proxy Statement.
Proposal No. 2(f): Election of Directors – Mohammed Khaishgi
On December 4, 2025, Mohammed Khaishgi, who currently serves on the Board, notified IBEX of his decision to withdraw as a nominee for election as a director at the Annual Meeting. Mr. Khaishgi withdrew as a nominee for personal reasons and not due to any disagreement on any matter relating to IBEX’s operations, policies or practices. As a result of his decision to not stand for re-election, his service on the Board will end immediately after the Annual Meeting.
Because of the short period of time before the Annual Meeting, the Board has not yet identified any new candidates to replace Mr. Khaishgi and is evaluating how to address the vacancy created by his withdrawal.
The Board and IBEX’s management wish to express their gratitude for Mr. Khaishgi’s many years of service to IBEX.
Voting Matters
If you have already voted your shares by proxy, you do not need to take any action unless you wish to change your vote. All votes cast for Mr. Khaishgi will be disregarded.
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Assistant Secretary at 202 6th Street, Unit 401, Castle Rock, CO 80104 a written notice of revocation prior to the Annual Meeting.
Please note, however, that if your shares are held of record by a brokerage firm, bank, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the voting instruction form provided to you by the broker, bank, or other nominee.

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Additional Information and Where to Find It
This communication relates to the upcoming annual meeting of the Company scheduled for December 5, 2025. In connection with this annual meeting, the Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A on October 28, 2025, as supplemented on November 24, 2025 and December 1, 2025 (the “Proxy Statement”). This communication is not a substitute for the filed Proxy Statement or any other document that the Company may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at https://investors.ibex.co/shareholder-services/annualmeeting or upon written request to: Christy O’Connor, Assistant Secretary, IBEX Limited, 202 6th Street, Unit 401, Castle Rock, CO 80104.
Participants in Solicitation
The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the annual meeting. Information about the directors and executive officers of the Company is set forth in the Proxy Statement. To the extent that holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the annual meeting. These documents can be obtained free of charge from the sources indicated above.
Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans on how to address the vacancy created by Mr. Khaishgi’s withdrawal is a forward-looking statement. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.